UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 12, 2013

(Date of earliest event reported)

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

000-23777

(Commission File Number)

PA	23-2939222
(State or other jurisdiction of incorporation)	(IRS Employer of Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania	18503-1848
(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, Penseco Financial Services Corporation, its subsidiary, Penn Security Bank and Trust Company, and Thomas P. Tulaney, Executive Vice President, Chief Lending Officer and Head of the Corporate Lending Division, amended the Supplemental Executive Retirement Plan Agreement, dated May 31, 2012, to which they are parties, in order to conform the definition of “change in control” set forth in the agreement to the definition of “change in control” set forth in the Employment Agreement, dated May 30, 2012, among Penseco Financial Services Corporation, Penn Security Bank and Trust Company, and Thomas P. Tulaney.

A brief description of the terms and conditions of the Supplemental Executive Retirement Plan Agreement and the amounts payable to Mr. Tulaney thereunder is set forth under the heading “Non-Qualified Deferred Compensation– Supplemental Executive Retirement Plan” on page 39 of the definitive proxy statement for the 2013 Annual Meeting of Shareholders of Penseco Financial Services Corporation, which was filed with the Securities and Exchange Commission on April 1, 2013, and such description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By	/s/ Craig W. Best
Craig W. Best
President and CEO
(Principal Executive Officer)

Date: August 16, 2013

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